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                               MUTUAL UNDERTAKINGS

         Attorneys for Plaintiff, Dan Mazzie, and for SHC Corp., acting for SHC Corp. and for the Defendants in Mazzie v. Victormaxx Technologies, Inc. and Sonoma Holding Corporation, No. L KA 580 (Circuit Court of Sixteenth Judicial Circuit, Kane County, Illinois) (the "Litigation") make the following representations and undertakings on behalf of their respective clients:

         1. Defendants' attorneys have delivered to Thomas P. Ward ("TPW"), representing Plaintiff wire-transferred funds in the amount of $60,000.00 this date (Attorney's initials indicate acknowledgement of receipt of said check /s/ TPW).
                                      -------

         2. Defendants attorneys have delivered to TPW this date duly prepared and executed stock certificates for the common stock of SHC Corp., f/k/a Victormaxx Technologies, Inc.

             (a) 500,000 shares represented by Cert. No. VM 3802 which are unrestricted, i.e. salable and transferable immediately; and

             (b) 1,000,000 shares represented by Cert. No. VM 3801 bearing a restrictive legend, i.e. restricted as provided by SEC Rule 144 in accordance with applicable federal and state securities laws. (Attorney's initials indicate acknowledgement of receipt of said stock certificates /s/ TPW).
                                             -------

         3. Plaintiff, through counsel, undertakes to provide Defendants with a duly executed satisfaction of judgment entered in the Litigation upon receipt of a wire transfer or certified check in the amount of $40,000.00 on or before November 30, 2000.

         4. Plaintiff, through counsel, has this date delivered to Defendants' attorneys a "144(k) Request for Removal of Legend", relating to Certificate No VM 2556 for 1,000,000 shares of common stock, executed by Dan Mazzie and bearing the date 7/19/00.

         5. In consideration for the delivery of aforesaid certified check for $60,000.00 and delivery of stock certificates as described in Par. 2 hereof, Plaintiff will continue the hearing on the contempt citation set to be heard in the Circuit Court of Kane County, Illinois on November 2, 2000 at 10:00 AM to December 1, 2000.

         6. Upon payment by the Defendants to Plaintiff of the additional $40,000.00 in the manner described in Paragraph 3 hereof and before November 30, 2000, Plaintiff will deliver the aforesaid satisfaction of judgment duly executed, and the parties will execute a comprehensive mutual general release; further, upon receipt of such $40,000.00 as described, Plaintiff will withdraw the pending motion to hold certain officers of Defendants and other persons related to Defendants in civil or criminal contempt.


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         7.  In the event Defendants shall fail to pay to Plaintiff (through counsel) the sum of $40,000.00 as provided in, and within the time specified in Par. 3 hereof, Plaintiff shall credit Defendants for $60,000.00 against the judgment entered in the Litigation. All other items delivered to Plaintiff are at this date, and shall remain, his sole property whether or not Defendants timely complete their undertakings described herein.

AGREED TO THIS 31st DAY OF OCTOBER, 2000.



/s/ Thomas P. Ward                                 [Illegible]
------------------------                           -----------------------------
Attorney for Plaintiff                             Attorney for Defendants
Nov. 1, 2000